Exhibit 99.1

FOR IMMEDIATE RELEASE

Institutional Investors:
Peter Sands
W. P. Carey Inc.
212-492-1110
institutionalir@wpcarey.com

Individual Investors:
W. P. Carey Inc.
212-492-8920
ir@wpcarey.com

Press Contact:
Guy Lawrence
Ross & Lawrence
212-308-3333
gblawrence@rosslawpr.com

W. P. Carey Inc. Announces Second Quarter 2015 Financial Results

New York, NY – August 4, 2015 – W. P. Carey Inc. (NYSE: WPC) (W. P. Carey or the Company), a global net lease real estate investment trust, today reported its financial results for the second quarter ended June 30, 2015.

Financial Update – Second Quarter 2015

•	Net revenues of $224.3 million, comprised of net revenues from real estate ownership of $174.1 million and net revenues from the Managed Programs of $50.2 million

•	AFFO of $139.0 million, equivalent to $1.31 per diluted share

•	Reaffirm 2015 AFFO guidance range of $4.76 to $5.02 per diluted share

•	Quarterly dividend raised to $0.954 per share, equivalent to an annualized dividend rate of $3.82 per share

Business Update – Second Quarter 2015

Owned Real Estate

•	Completed two investments totaling $51.4 million

•	Disposed of two properties for total proceeds of $11.3 million

•	Net lease portfolio occupancy of 98.6%

Investment Management

•	Structured $1.1 billion of investments on behalf of the Managed REITs

•	CWI 2 exceeded its required minimum offering amount and began admitting new stockholders

•	Subsequent to quarter end, the Company commenced capital raising on behalf of its first non-traded BDC

W. P. Carey Inc. 6/30/2015 Earnings Release 8-K – 1

Balance Sheet and Capitalization

•	Established an “at-the-market” offering program under which the Company may issue up to $400.0 million of common stock. To date, no shares have been issued pursuant to this program.

MANAGEMENT COMMENTARY

“During the second quarter, we completed two acquisitions for our owned real estate portfolio totaling $51.4 million, bringing total investment volume for the first half of 2015 to $445.6 million,” said Trevor Bond, Chief Executive Officer of W. P. Carey. “All of our first half investments were in Europe — specifically, in the UK, the Netherlands, Austria and Sweden — reflecting the continued favorable market conditions there for net lease deals, as well as our ability to successfully source and close transactions throughout the region. We also completed acquisitions totaling $1.1 billion on behalf of our Managed REITs, primarily comprised of operating properties for our lodging REITs.

“Elsewhere, we continue to make progress with our strategy of diversifying and expanding the product offerings within our investment management business. In May, our second non-traded REIT focused on lodging, Carey Watermark Investors 2 Incorporated, broke escrow for its initial public offering of up to $1.4 billion. And I’m pleased to announce that since quarter end, we have launched our first non-traded BDC, Carey Credit Income Fund.”

FINANCIAL RESULTS

Revenues

•
Total Company: Revenues excluding reimbursable costs (net revenues) for the 2015 second quarter totaled $224.3 million, up 9.0% from $205.7 million for the 2014 second quarter, due primarily to additional lease revenues from properties acquired during and subsequent to the 2014 second quarter, as well as higher net revenues from the Managed Programs.

•
Real Estate Ownership: Real estate revenues excluding reimbursable tenant costs (net revenues from real estate ownership) for the 2015 second quarter were $174.1 million, up 1.5% from $171.5 million for the 2014 second quarter, due primarily to additional lease revenues from properties acquired during and subsequent to the 2014 second quarter.

•
Investment Management: Revenues from the Managed Programs excluding reimbursable costs (net revenues from the Managed Programs) for the 2015 second quarter were $50.2 million, up 46.8% from $34.2 million for the 2014 second quarter, due primarily to higher structuring revenue resulting from increased acquisition activity on behalf of the Managed REITs.

Adjusted Funds from Operations (AFFO)

•
AFFO for the 2015 second quarter was $1.31 per diluted share, up 8.3% compared to $1.21 per diluted share for the 2014 second quarter, due primarily to (i) higher assets under management within our investment management business, resulting in increases to both asset management fees and distributions of available cash from the Company’s interests in the operating partnerships of the Managed REITs; (ii) higher structuring revenue due to increased acquisition activity on behalf of the Managed REITs; and (iii) the positive net impact of properties acquired for our owned real estate portfolio since the beginning of the 2014 second quarter. These were partly offset by a stronger U.S. dollar, primarily relative to the euro, net of realized hedging gains.

•	Note: Further information concerning AFFO, a non-GAAP supplemental performance metric, is presented in the accompanying tables and related notes.

W. P. Carey Inc. 6/30/2015 Earnings Release 8-K – 2

Dividend

•
As previously announced, on June 18, 2015 the Company’s Board of Directors declared a quarterly cash dividend of $0.954 per share, equivalent to an annualized dividend rate of $3.82 per share. Paid on July 15, 2015 to stockholders of record as of June 30, 2015, it represented the Company’s 57th consecutive quarterly dividend increase.

AFFO GUIDANCE

•
For the 2015 full year, the Company reaffirms that it expects to report AFFO of between $4.76 and $5.02 per diluted share, based on assumed total acquisition volume of between approximately $2.4 billion and $3.1 billion, comprised of approximately $400 million to $600 million for the Company’s owned real estate portfolio and approximately $2.0 billion to $2.5 billion on behalf of the Managed REITs. It also assumes dispositions from the Company’s owned real estate portfolio of between approximately $100 million and $200 million.

•	Note: The Company expects to update its 2015 AFFO guidance in connection with the release of subsequent quarterly earnings.

BALANCE SHEET AND CAPITALIZATION

“At-The-Market” Offering Program

•
As previously announced, on June 3, 2015 the Company filed a prospectus supplement with the Securities and Exchange Commission (SEC) under which it may sell shares of its common stock having an aggregate gross sales price of up to $400 million, through an "at-the-market" (ATM) offering program. To date, the Company has not issued any shares pursuant to this ATM offering program.

OWNED REAL ESTATE PORTFOLIO

Acquisitions and Dispositions

•
During the 2015 second quarter, the Company completed two investments totaling $51.4 million, bringing total investment volume for the first half of 2015 to $445.6 million, including acquisition related-costs and fees.

•
During the 2015 second quarter, the Company disposed of two properties for a total of $11.3 million, bringing total dispositions for the first half of 2015 to $25.1 million, including transaction related-costs and fees, as part of its active capital recycling program.

Composition

•
As of June 30, 2015, the Company’s owned real estate portfolio consisted of 852 net lease properties, comprising 89.3 million square feet leased to 217 tenants, and four operating properties. As of that date, the weighted-average lease term of the net lease portfolio was 9.1 years and the occupancy rate was 98.6%.

INVESTMENT MANAGEMENT

•
W. P. Carey is the advisor to CPA®:17 – Global, CPA®:18 – Global (together the CPA® REITs), Carey Watermark Investors Incorporated (CWI), Carey Watermark Investors 2 Incorporated (CWI 2) (together the CWI REITs, and together with the CPA® REITs, the Managed REITs) and Carey Credit Income Fund (CCIF) (together with the Managed REITs, the Managed Programs). At June 30, 2015, the Managed Programs, in aggregate, had total assets under management of approximately $10.4 billion.

W. P. Carey Inc. 6/30/2015 Earnings Release 8-K – 3

Acquisitions

•
During the 2015 second quarter, the Company structured investments totaling $1.1 billion on behalf of the Managed REITs, comprised of investments totaling $520.4 million on behalf of the CPA® REITs and investments totaling $550.2 million on behalf of the CWI REITs, in each case including acquisition-related costs and fees.

Investor Capital

•
On May 15, 2015, CWI 2 exceeded its required minimum offering amount, enabling it to began admitting new stockholders in its initial public offering of up to $1.4 billion. During the remainder of the 2015 second quarter, the Company raised approximately $17.0 million on behalf of CWI 2.

•
Subsequent to quarter end, the registration statements for Carey Credit Income Fund 2016 T and Carey Credit Income Fund-I were declared effective by the SEC, enabling the Company to commence capital raising on their behalf as feeder funds for CCIF, the Company’s first business development company (BDC).

* * * * *

Supplemental Information

The Company has provided supplemental unaudited financial and operating information regarding the 2015 second quarter, including a description of non-GAAP financial measures and reconciliations to GAAP measures, in a Current Report on Form 8-K filed with the SEC on August 4, 2015.

* * * * *

Live Conference Call and Audio Webcast Scheduled for 11:00 a.m. Eastern Time
Please call to register at least 10 minutes prior to the start time.

Date/Time: Tuesday, August 4, 2015 at 11:00 a.m. Eastern Time
Call-in Number: +1-844-691-1119 (US) or +1-925-392-0263 (international)
Conference ID: 79328224
Audio Webcast: www.wpcarey.com/earnings

Audio Webcast Replay

An audio replay of the call will be available at www.wpcarey.com/earnings.

* * * * *

W. P. Carey Inc.

W. P. Carey Inc. is a leading global net lease REIT that provides long-term sale-leaseback and build-to-suit financing solutions for companies worldwide. At June 30, 2015, the Company had an enterprise value of approximately $10.4 billion. In addition to its owned portfolio of diversified global real estate, W. P. Carey manages a series of non-traded publicly registered investment programs with assets under management of approximately $10.4 billion. Its corporate finance-focused credit and real estate underwriting process is a constant that has been successfully leveraged across a wide variety of industries and property types. Furthermore, its portfolio of long-term leases with creditworthy tenants has an established history of generating stable cash flows, enabling it to deliver consistent and rising dividend income to investors for over four decades.
www.wpcarey.com

* * * * *

W. P. Carey Inc. 6/30/2015 Earnings Release 8-K – 4

Cautionary Statement Concerning Forward-Looking Statements:

Certain of the matters discussed in this communication constitute forward-looking statements within the meaning of the Securities Act of 1933 and the Exchange Act of 1934, both as amended by the Private Securities Litigation Reform Act of 1995. The forward-looking statements include, among other things, statements regarding the intent, belief, or expectations of W. P. Carey and can be identified by the use of words such as “may,” “will,” “should,” “would,” “assume,” “outlook,” “seek,” “plan,” “believe,” “expect,” “anticipate,” “intend,” “estimate,” “forecast,” and other comparable terms. These forward-looking statements include, but are not limited to, the statements made by Mr. Bond, such as his statement about the continued favorable market conditions in Europe, as well as statements regarding annualized dividends, funds from operations coverage and guidance, including underlying assumptions, and with regard to its capital recycling and intended results thereof, the ability of the Company to sell its shares under the ATM program, and anticipated future financial and operating performance and results, including estimates of growth. These statements are based on the current expectations of the management of W. P. Carey. It is important to note that W. P. Carey’s actual results could be materially different from those projected in such forward-looking statements. There are a number of risks and uncertainties that could cause actual results to differ materially from the forward-looking statements. Other unknown or unpredictable factors could also have material adverse effects on future results, performance, or achievements of W. P. Carey. Discussions of some of these other important factors and assumptions are contained in W. P. Carey’s filings with the SEC and are available at the SEC’s website at http://www.sec.gov, including Item 1A. Risk Factors in W. P. Carey’s Annual Report on Form 10-K for the year ended December 31, 2014 as filed with the SEC on March 2, 2015, as amended by a Form 10-K/A filed with the SEC on March 17, 2015, and Part II, Item 1A. “Risk Factors” in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2015 as filed with the SEC on May 18, 2015. In light of these risks, uncertainties, assumptions, and factors, the forward-looking events discussed in this communication may not occur. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this communication, unless noted otherwise. Except as required under the federal securities laws and the rules and regulations of the SEC, W. P. Carey does not undertake any obligation to release publicly any revisions to the forward-looking statements to reflect events or circumstances after the date of this communication or to reflect the occurrence of unanticipated events.

* * * * *

W. P. Carey Inc. 6/30/2015 Earnings Release 8-K – 5

W. P. CAREY INC.
Consolidated Balance Sheets (Unaudited)
(in thousands)
	June 30, 2015	December 31, 2014
Assets
Investments in real estate:
Real estate, at cost	$5,296,054	$5,006,682
Operating real estate, at cost	85,237	84,885
Accumulated depreciation	(324,136)	(258,493)
Net investments in properties	5,057,155	4,833,074
Net investments in direct financing leases	783,832	816,226
Assets held for sale	—	7,255
Net investments in real estate	5,840,987	5,656,555
Cash and cash equivalents	233,629	198,683
Equity investments in the Managed Programs and real estate	263,418	249,403
Due from affiliates	176,796	34,477
Goodwill	687,084	692,415
In-place lease and tenant relationship intangible assets, net	948,547	993,819
Above-market rent intangible assets, net	498,746	522,797
Other assets, net	318,397	300,330
Total Assets	$8,967,604	$8,648,479

Liabilities and Equity
Liabilities:
Non-recourse debt, net	$2,443,212	$2,532,683
Senior Unsecured Credit Facility - Revolver	350,234	807,518
Senior Unsecured Credit Facility - Term Loan	250,000	250,000
Senior Unsecured Notes, net	1,501,061	498,345
Below-market rent and other intangible liabilities, net	171,544	175,070
Accounts payable, accrued expenses and other liabilities	312,521	293,846
Deferred income taxes	89,036	94,133
Distributions payable	101,517	100,078
Total liabilities	5,219,125	4,751,673
Redeemable noncontrolling interest	13,374	6,071

Equity:
W. P. Carey stockholders’ equity:
Preferred stock (none issued)	—	—
Common stock	105	105
Additional paid-in capital	4,298,574	4,322,273
Distributions in excess of accumulated earnings	(575,404)	(465,606)
Deferred compensation obligation	57,395	30,624
Accumulated other comprehensive loss	(120,777)	(75,559)
Less: treasury stock at cost	(60,948)	(60,948)
Total W. P. Carey stockholders’ equity	3,598,945	3,750,889
Noncontrolling interests	136,160	139,846
Total equity	3,735,105	3,890,735
Total Liabilities and Equity	$8,967,604	$8,648,479

W. P. Carey Inc. 6/30/2015 Earnings Release 8-K – 6

W. P. CAREY INC.
Quarterly Consolidated Statements of Income (Unaudited)
(in thousands, except share and per share amounts)
	Three Months Ended
	June 30, 2015	March 31, 2015	June 30, 2014
Revenues
Real estate revenues:
Lease revenues	$162,574	$160,165	$148,253
Operating property revenues (a)	8,426	7,112	8,251
Reimbursable tenant costs	6,130	5,939	5,749
Lease termination income and other	3,122	3,209	14,988
	180,252	176,425	177,241
Revenues from the Managed Programs:
Structuring revenue	37,808	21,720	17,254
Asset management revenue	12,073	11,159	9,045
Reimbursable costs	7,639	9,607	41,925
Dealer manager fees	307	1,274	7,949
Incentive, termination and subordinated disposition revenue	—	203	—
	57,827	43,963	76,173
	238,079	220,388	253,414
Operating Expenses
Depreciation and amortization	65,166	65,400	63,445
General and administrative	26,376	29,768	19,134
Reimbursable tenant and affiliate costs	13,769	15,546	47,674
Property expenses, excluding reimbursable tenant costs	11,020	9,364	11,211
Stock-based compensation expense	5,089	7,009	7,957
Subadvisor fees (b)	4,147	2,661	2,451
Dealer manager fees and expenses	2,327	2,372	6,285
Acquisition expenses	1,897	5,676	1,137
Impairment charges	591	2,683	2,066
	130,382	140,479	161,360
Other Income and Expenses
Interest expense	(47,693)	(47,949)	(47,733)
Equity in earnings of equity method investments in the Managed Programs and real estate	14,272	11,723	9,452
Other income and (expenses)	7,641	(4,306)	(1,378)
	(25,780)	(40,532)	(39,659)
Income from continuing operations before income taxes and gain (loss) on sale of real estate	81,917	39,377	52,395
Provision for income taxes	(15,010)	(1,980)	(8,021)
Income from continuing operations before gain (loss) on sale of real estate	66,907	37,397	44,374
Income from discontinued operations, net of tax	—	—	26,421
Gain (loss) on sale of real estate, net of tax	16	1,185	(3,823)
Net Income	66,923	38,582	66,972
Net income attributable to noncontrolling interests	(3,575)	(2,466)	(2,344)
Net loss attributable to redeemable noncontrolling interest	—	—	111
Net Income Attributable to W. P. Carey	$63,348	$36,116	$64,739
Basic Earnings Per Share
Income from continuing operations attributable to W. P. Carey	$0.60	$0.34	$0.38
Income from discontinued operations attributable to W. P. Carey	—	—	0.26
Net Income Attributable to W. P. Carey	$0.60	$0.34	$0.64
Diluted Earnings Per Share
Income from continuing operations attributable to W. P. Carey	$0.59	$0.34	$0.38
Income from discontinued operations attributable to W. P. Carey	—	—	0.26
Net Income Attributable to W. P. Carey	$0.59	$0.34	$0.64
Weighted-Average Shares Outstanding
Basic	105,764,032	105,303,679	100,236,362
Diluted	106,281,983	106,109,877	100,995,225
Amounts Attributable to W. P. Carey
Income from continuing operations, net of tax	$63,348	$36,116	$38,275
Income from discontinued operations, net of tax	—	—	26,464
Net Income	$63,348	$36,116	$64,739
Distributions Declared Per Share	$0.9540	$0.9525	$0.9000

W. P. Carey Inc. 6/30/2015 Earnings Release 8-K – 7

W. P. CAREY INC.
Year-to-Date Consolidated Statements of Income (Unaudited)
(in thousands, except share and per share amounts)
	Six Months Ended June 30,
	2015	2014
Revenues
Real estate revenues:
Lease revenues	$322,739	$271,320
Operating property revenues (a)	15,538	13,244
Reimbursable tenant costs	12,069	11,763
Lease termination income and other	6,331	16,175
	356,677	312,502
Revenues from the Managed REITs:
Structuring revenue	59,528	35,005
Asset management revenue	23,232	18,822
Reimbursable costs	17,246	81,657
Dealer manager fees	1,581	14,626
Incentive, termination and subordinated disposition revenue	203	—
	101,790	150,110
	458,467	462,612
Operating Expenses
Depreciation and amortization	130,566	116,118
General and administrative	56,144	41,804
Reimbursable tenant and affiliate costs	29,315	93,420
Property expenses, excluding reimbursable tenant costs	20,384	19,630
Stock-based compensation expense	12,098	15,000
Merger and property acquisition expenses	7,573	30,751
Subadvisor fees (b)	6,808	2,469
Dealer manager fees and expenses	4,699	11,710
Impairment charges	3,274	2,066
	270,861	332,968
Other Income and Expenses
Interest expense	(95,642)	(86,808)
Equity in earnings of equity method investments in the Managed Programs and real estate	25,995	23,714
Other income and (expenses)	3,335	(7,019)
Gain on change in control of interests (c)	—	105,947
	(66,312)	35,834
Income from continuing operations before income taxes and gain (loss) loss on sale of real estate	121,294	165,478
Provision for income taxes	(16,990)	(10,274)
Income from continuing operations before gain (loss) on sale of real estate	104,304	155,204
Income from discontinued operations, net of tax	—	32,828
Gain (loss) on sale of real estate, net of tax	1,201	(3,743)
Net Income	105,505	184,289
Net income attributable to noncontrolling interests	(6,041)	(3,921)
Net income attributable to redeemable noncontrolling interest	—	(151)
Net Income Attributable to W. P. Carey	$99,464	$180,217
Basic Earnings Per Share
Income from continuing operations attributable to W. P. Carey	$0.94	$1.55
Income from discontinued operations attributable to W. P. Carey	—	0.34
Net Income Attributable to W. P. Carey	$0.94	$1.89
Diluted Earnings Per Share
Income from continuing operations attributable to W. P. Carey	$0.93	$1.53
Income from discontinued operations attributable to W. P. Carey	—	0.34
Net Income Attributable to W. P. Carey	$0.93	$1.87
Weighted-Average Shares Outstanding
Basic	105,532,976	94,855,067
Diluted	106,355,402	95,857,916
Amounts Attributable to W. P. Carey
Income from continuing operations, net of tax	$99,464	$147,211
Income from discontinued operations, net of tax	—	33,006
Net Income	$99,464	$180,217
Distributions Declared Per Share	$1.9065	$1.7950

W. P. Carey Inc. 6/30/2015 Earnings Release 8-K – 8

__________

(a)
Comprised of revenues of $8.1 million from two hotels and revenues of $0.3 million from two self-storage facilities for the three months ended June 30, 2015, and $15.0 million and $0.6 million, respectively, for the six months ended June 30, 2015.

(b)
We earn investment management revenue from CWI and CWI 2 in our role as their advisor. Pursuant to the terms of the subadvisory agreements, however, 20% of the fees we receive from CWI and 25% of the fees we receive from CWI 2 are paid to their respective subadvisors. We also pay the subadvisors 20% and 25% of the net proceeds from any sale, financing, or recapitalization of CWI and CWI 2 securities, respectively.

(c)
Gain on change in control of interests for the six months ended June 30, 2014 represents a gain of $75.7 million recognized on our previously-held interest in shares of CPA®:16 – Global common stock, and a gain of $30.2 million recognized on the purchase of the remaining interests in nine investments from CPA®:16 – Global, which we had previously accounted for under the equity method.

W. P. Carey Inc. 6/30/2015 Earnings Release 8-K – 9

W. P. CAREY INC.
Quarterly Reconciliation of Net Income to Adjusted Funds from Operations (AFFO) (Unaudited)
(in thousands, except share and per share amounts)

	Three Months Ended
	June 30, 2015	March 31, 2015	June 30, 2014
Net income attributable to W. P. Carey	$63,348	$36,116	$64,739
Adjustments:
Depreciation and amortization of real property	63,688	63,891	62,354
Impairment charges	591	2,683	2,066
Gain on sale of real estate, net	(16)	(1,185)	(25,582)
Proportionate share of adjustments for noncontrolling interests to arrive at FFO	(2,640)	(2,653)	(2,586)
Proportionate share of adjustments to equity in net income of partially-owned entities to arrive at FFO	1,296	1,278	533
Total adjustments	62,919	64,014	36,785
FFO Attributable to W. P. Carey (as defined by NAREIT)	126,267	100,130	101,524
Adjustments:
Above- and below-market rent intangible lease amortization, net	13,220	13,750	17,124
Other amortization and non-cash items (a)	(6,574)	6,690	1,719
Stock-based compensation	5,089	7,009	7,957
Straight-line and other rent adjustments	(3,070)	(2,937)	(8,999)
Acquisition expenses	1,897	5,676	1,139
Amortization of deferred financing costs	1,489	1,165	999
AFFO adjustments to equity earnings from equity investments	1,426	1,137	935
Tax benefit – deferred and other non-cash charges	(1,372)	(1,745)	(1,246)
Realized losses (gains) on foreign currency, derivatives, and other (b)	415	(554)	159
Loss on extinguishment of debt	—	—	721
Other, net	—	—	(13)
Proportionate share of adjustments for noncontrolling interests to arrive at AFFO	15	(214)	259
Proportionate share of adjustments to equity in net income of partially-owned entities to arrive at AFFO	234	(137)	(32)
Total adjustments	12,769	29,840	20,722
AFFO Attributable to W. P. Carey	$139,036	$129,970	$122,246

Summary
FFO attributable to W. P. Carey (as defined by NAREIT)	$126,267	$100,130	$101,524
FFO attributable to W. P. Carey (as defined by NAREIT) per diluted share	$1.19	$0.94	$1.01
AFFO attributable to W. P. Carey	$139,036	$129,970	$122,246
AFFO attributable to W. P. Carey per diluted share	$1.31	$1.22	$1.21
Diluted weighted-average shares outstanding	106,281,983	106,109,877	100,995,225

W. P. Carey Inc. 6/30/2015 Earnings Release 8-K – 10

W. P. CAREY INC.
Year-to-Date Reconciliation of Net Income to Adjusted Funds from Operations (AFFO) (Unaudited)
(in thousands, except share and per share amounts)

	Six Months Ended June 30,
	2015	2014
Net income attributable to W. P. Carey	$99,464	$180,217
Adjustments:
Depreciation and amortization of real property	127,579	113,974
Impairment charges	3,274	2,066
Gain on sale of real estate, net	(1,201)	(28,758)
Proportionate share of adjustments for noncontrolling interests to arrive at FFO	(5,293)	(6,078)
Proportionate share of adjustments to equity in net income of partially-owned entities to arrive at FFO	2,574	1,798
Total adjustments	126,933	83,002
FFO Attributable to W. P. Carey (as defined by NAREIT)	226,397	263,219
Adjustments:
Above- and below-market rent intangible lease amortization, net	26,970	30,610
Stock-based compensation	12,098	15,000
Merger and property acquisition expenses (c)	7,573	44,618
Straight-line and other rent adjustments	(6,007)	(11,668)
Tax benefit – deferred and other non-cash charges	(3,118)	(12,176)
Amortization of deferred financing costs	2,654	2,024
AFFO adjustments to equity earnings from equity investments	2,563	3,871
Realized (gains) losses on foreign currency, derivatives, and other	(139)	820
Other amortization and non-cash items (a)	115	2,574
Gain on change in control of interests (d)	—	(105,947)
Loss on extinguishment of debt	—	8,713
Other, net (e)	—	21
Proportionate share of adjustments for noncontrolling interests to arrive at AFFO	(199)	(1,158)
Proportionate share of adjustments to equity in net income of partially-owned entities to arrive at AFFO	96	(27)
Total adjustments	42,606	(22,725)
AFFO Attributable to W. P. Carey	$269,003	$240,494

Summary
FFO attributable to W. P. Carey (as defined by NAREIT)	$226,397	$263,219
FFO attributable to W. P. Carey (as defined by NAREIT) per diluted share	$2.13	$2.75
AFFO attributable to W. P. Carey	$269,003	$240,494
AFFO attributable to W. P. Carey per diluted share	$2.53	$2.51
Diluted weighted-average shares outstanding	106,355,402	95,857,916
_________

(a)	Represents primarily unrealized gains and losses from foreign exchange and derivatives, as well as amounts for the amortization of contracts.

(b)
Effective prospectively on January 1, 2015, we no longer adjust for realized gains or losses on foreign exchange derivatives. Realized gain on derivatives was $0.3 million for the three months ended June 30, 2014, there were no such gain for the six months ended June 30, 2014.

(c)
Amount for the six months ended June 30, 2014 includes reported merger costs as well as income tax expense incurred in connection with the CPA®:16 Merger. Income tax expense incurred in connection with the CPA®:16 Merger represents the current portion of income tax expense, including the permanent difference incurred upon recognition of deferred revenue associated with the accelerated vesting of shares previously issued by CPA®:16 – Global for asset management and performance fees.

(d)
Gain on change in control of interests for the six months ended June 30, 2014 represents a gain of $75.7 million recognized on our previously-held interest in shares of CPA®:16 – Global common stock, and a gain of $30.2 million recognized on the purchase of the remaining interests in nine investments from CPA®:16 – Global, which we had previously accounted for under the equity method.

(e)
Other, net for the six months ended June 30, 2014 primarily consists of proceeds from a bankruptcy settlement claim with U.S. Aluminum of Canada, a former CPA®:16 – Global tenant that was acquired as part of the CPA®:16 Merger on January 31, 2014, and under GAAP was accounted for in purchase accounting.

W. P. Carey Inc. 6/30/2015 Earnings Release 8-K – 11

Non-GAAP Financial Disclosure

Funds from Operations, or FFO, is a non-GAAP measure defined by the National Association of Real Estate Investment Trusts, or NAREIT. NAREIT defines FFO as net income or loss (as computed in accordance with GAAP) excluding: depreciation and amortization expense from real estate assets, impairment charges on real estate, gains or losses from sales of depreciated real estate assets, and extraordinary items; however, FFO related to assets held for sale, sold, or otherwise transferred and included in the results of discontinued operations are included. These adjustments also incorporate the pro rata share of unconsolidated subsidiaries. FFO is used by management, investors, and analysts to facilitate meaningful comparisons of operating performance between periods and among our peers. Although NAREIT has published this definition of FFO, companies often modify this definition as they seek to provide financial measures that meaningfully reflect their distinctive operations.

We modify the NAREIT computation of FFO to include other adjustments to GAAP net income to adjust for certain non-cash charges such as amortization of real estate-related intangibles, deferred income tax benefits and expenses, straight-line rents, stock compensation, gains or losses from extinguishment of debt and deconsolidation of subsidiaries, and unrealized foreign currency exchange gains and losses. Our assessment of our operations is focused on long-term sustainability and not on such non-cash items, which may cause short-term fluctuations in net income but have no impact on cash flows. Additionally, we exclude acquisition expenses and non-core expenses such as merger expenses. Merger expenses are related to the CPA®:16 Merger. We also exclude realized gains or losses on foreign exchange which are not considered fundamental attributes of our business plan and do not affect our overall long-term operating performance. We refer to our modified definition of FFO as AFFO. We exclude these items from GAAP net income as they are not the primary drivers in our decision making process and excluding those items provides investors a view of our portfolio performance over time and make it more comparable to other REITs not currently engaged in acquisitions, mergers, and restructuring, which are not part of our normal business operations. We use AFFO as one measure of our operating performance when we formulate corporate goals, evaluate the effectiveness of our strategies, and determine executive compensation.

We believe that AFFO is a useful supplemental measure for investors to consider because it will help them to better assess the sustainability of our operating performance without the potentially distorting impact of these short-term fluctuations. However, there are limits on the usefulness of AFFO to investors. For example, impairment charges and unrealized foreign currency losses that we exclude may become actual realized losses upon the ultimate disposition of the properties in the form of lower cash proceeds or other considerations. We use our FFO and AFFO measures as supplemental financial measures of operating performance. We do not use our FFO and AFFO measures as, nor should they be considered to be, alternatives to net earnings computed under GAAP or as alternatives to cash from operating activities computed under GAAP or as indicators of our ability to fund our cash needs.

W. P. Carey Inc. 6/30/2015 Earnings Release 8-K – 12